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EXHIBIT 5


June 21, 1999


Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, CT 06074


Re: Registration Statement on Form S-8
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Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, of Two-Hundred-Fifty-Thousand (250,000) shares of Common Stock (the "Shares") of Gerber Scientific, Inc. (the "Company") to be issued pursuant to the Company's 1999-2001 Annual Incentive Bonus Plan, we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), corporate records, certificates of public officials, and such other documents as we deemed appropriate or necessary for the purpose of rendering this opinion.

Based on the foregoing, it is our opinion that the Shares of the Company covered by the Registration Statement have been duly authorized, and, when issued, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/ STEPTOE & JOHNSON LLP

STEPTOE & JOHNSON LLP


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